EXHIBIT 23(H)(1)

                   FUND ADMINISTRATION SERVICING AGREEMENT

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                     FUND ADMINISTRATION SERVICING AGREEMENT

      THIS AGREEMENT is made and entered into as of this 2nd day of August, 1999, by and between XYZ Funds, Inc., a Maryland corporation (hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company (hereinafter referred to as "Firstar").


      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");


      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;


      WHEREAS, Firstar is in the business of providing, among other things, fund administration services to investment companies; and


      WHEREAS, the Company desires to retain Firstar to act as Administrator for the XYZ Fund and for each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.


      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:



1.    APPOINTMENT OF ADMINISTRATOR

      The Company hereby appoints Firstar as Administrator of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.



2.    DUTIES AND RESPONSIBILITIES OF FIRSTAR

      A.    General Fund Management

            1.    Act as liaison among all Fund service providers

            2.    Coordinate board communication by:

                  a.    Assisting  Company  counsel  in  establishing  meeting
                        agendas
                  b.    Preparing   board   reports   based  on  financial   and
                        administrative data
                  c.    Evaluating independent auditor
                  d. Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto
                  e.    Preparing   minutes  of  meetings  of  the  board  and
                        shareholders

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            3.    Audits

                  a. Prepare appropriate schedules and assist independent auditors
                  b.    Provide information to SEC and facilitate audit process
                  c.    Provide office facilities

            4.    Assist in overall operations of the Fund

            5.    Pay Fund expenses upon written authorization from the Company

      B.    Compliance

            1.    Regulatory Compliance

                  a.    Monitor   compliance   with   1940   Act   requirements,
                        including:

                        1)    Asset diversification tests
                        2)    Total return and SEC yield calculations
                        3)    Maintenance of books and records under Rule 31a-3
                        4) Code of Ethics for the disinterested directors of the Fund (if requested by the Fund)

                  b.    Monitor   Fund's   compliance   with  the  policies  and
                        investment limitations of the Company as set forth in its Prospectus and Statement of Additional Information

            2.    Blue Sky Compliance

                  a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Company so as to enable the Company to make a continuous offering of its shares in all states
                  b.    Monitor status and maintain registrations in each state

            3.    SEC Registration and Reporting

                  a. Assist Company counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices
                  b.    Prepare annual and semiannual  reports
                  c.    Coordinate   the   printing  of  publicly   disseminated
                        Prospectuses and reports
                  d.    File fidelity bond under Rule 17g-1
                  e.    File shareholder reports under Rule 30b2-1

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            4.    IRS Compliance

                  a.    Monitor  Company's  status  as  a  regulated  investment
                        company  under   Subchapter  M  through  review  of  the
                        following:

                        1)    Asset diversification requirements
                        2)    Qualifying income requirements
                        3)    Distribution requirements

                  b. Calculate required distributions (including excise tax distributions)

      C.    Financial Reporting

            1. Provide financial data required by Fund's Prospectus and Statement of Additional Information

            2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

            3. Supervise the Company's Custodian and Company Accountants in the maintenance of the Company's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Company's net assets and of the Company's shares, and of the declaration and payment of dividends and other distributions to shareholders

      D.    Tax Reporting

            1. Prepare and file on a timely basis appropriate federal and state tax returns including Forms 1120/8610 with any necessary schedules

            2.    Prepare state income breakdowns where relevant

            3. File Form 1099 Miscellaneous for payments to directors and other service providers

            4.    Monitor wash losses

            5.    Calculate eligible dividend income for corporate shareholders

3.    COMPENSATION

      The Company, on behalf of the Fund, agrees to pay Firstar for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

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      These fees may be  changed  from time to time,  subject to mutual  written
Agreement between the Company and Firstar.


      The Company agrees to pay all fees and  reimbursable  expenses  within ten
(10) business days following the receipt of the billing notice.



4.    PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

      A. Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

            Firstar shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

            In the event of a mechanical  breakdown or failure of  communication or power supplies beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

            Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

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      B. In order that the indemnification  provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.



5.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      Firstar agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.



6.    DATA NECESSARY TO PERFORM SERVICES

      The Company or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.    TERM OF AGREEMENT

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the two year anniversary to the other party.


      If the Company elects to terminate this Agreement prior to the two year anniversary of this Agreement, for reasons other than unacceptable service levels, the Company agrees to reimburse Firstar for the difference between the termination date and the anniversary date in the two year fees based on the current fees of the Company.

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8.    NOTICES

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to Firstar shall be sent to:

      Firstar Mutual Fund Services, LLC
      615 East Michigan Street
      Milwaukee, WI  53202

and notice to the Company shall be sent to:

      Legacy Funds, Inc.
      61 Broadway
      New York, NY 10006-2802
      Attn:  Corporate Secretary

9.    DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Company by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which Firstar has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

10.   GOVERNING LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.   RECORDS

      Firstar shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



XYZ FUNDS, INC.                           FIRSTAR MUTUAL FUND


By:                                       By:
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Print:                                    Print:
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Title:                                    Title:
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Date:                                     Date:
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Attest:                                   Attest:
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                       FUND ADMINISTRATION AND COMPLIANCE
                      ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                                                                       EXHIBIT A

                       Separate Series of XYZ Funds, Inc.

      NAME OF SERIES          DATE ADDED
      ----------------------------------

      XYZ Fund    August 2, 1999
      Class A

Annual fee based upon average assets per Fund

            7 basis points on the first $200 million
            6 basis points on the next $500 million
            4 basis points on the balance
            Minimum annual fee: $30,000 per Fund or Class

Plus out-of-pocket expense reimbursements, including but not limited to:
            Postage
            Programming
            Stationery
            Proxies
            Retention of records
            Special reports
            Federal and state regulatory filing fees
            Certain insurance premiums
            Expenses from board of directors meetings
            Auditing and legal expenses

Fees and out-of-pocket expense reimbursements are billed to the Fund monthly.